    As filed with the Securities and Exchange Commission on June 18, 1997
                                               SEC Registration No. ___________
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                   FORM S-3
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                              QUALMARK CORPORATION
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

          COLORADO                                          84-1232688
   ------------------------                         --------------------------
   (State of Incorporation)                         (I.R.S. Employer I.D. No.)


         1329 W. 121ST AVENUE, DENVER, COLORADO 80234, (303) 254-8800
      ------------------------------------------------------------------
      (Address, including zip code, and telephone number, including area code of Registrant's Principal Executive Offices)


                              W. Preston Wilson
                            QualMark Corporation
                            1329 W. 121st Avenue
                           Denver, Colorado 80234
                                (303) 254-8800
      ------------------------------------------------------------------
           (Name, address, including zip code and telephone number
                  including area code of agent for service)

                                  COPIES TO:

                             David J. Cook, Esq.
                            Peter J. Jensen, Esq.
                       Chrisman, Bynum & Johnson, P.C.
                            1900 Fifteenth Street
                              Boulder, CO  80302
                                (303) 546-1300

===============================================================================

     Approximate date of commencement of proposed sale to the public:
 From time to time after the effective date of this Registration Statement


     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /_/

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

                          __________________________

                       CALCULATION OF REGISTRATION FEE

                                                      Proposed
                                   Proposed           Maximum
Title of Each        Shares        Maximum            Aggregate   Amount of
Class of Securities  to be         Offering Price     Offering    Registration
to be Registered     Registered    Per Share*         Price*      Fee
-------------------------------------------------------------------------------
Common Stock
(no par value)        404,182          $4.50          $1,818,819    $551.16
===============================================================================

*Estimated solely for the purpose of calculating the registration fee. Computed pursuant to Rule 457(c) on the basis of the closing sale price as quoted on the Nasdaq SmallCap Stock Market system as of the close of trading on June 13, 1997.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
===============================================================================

PROSPECTUS
                               404,182 SHARES

                            QUALMARK CORPORATION
                                COMMON STOCK
                               (NO PAR VALUE)

                            ____________________

     This Prospectus relates to up to 404,182 shares (the "Shares") of the common stock, no par value (the "Common Stock") of QualMark Corporation ("QualMark" or the "Company"), which may be offered from time to time by the Selling Shareholders named herein under "Selling Shareholders." The Shares fall into two categories: (i) those which are now owned by the Selling Shareholders as a result of purchases from the Company or received in connection with mergers with the Company, in private transactions which were exempt from registration under Section 4(2) or Regulation D of the Securities Act of 1933; and (ii) those which may be purchased from the Company in the future upon exercise of certain options and warrants held by the Selling Shareholders.

     The Company will not receive any of the proceeds from the sale of the Shares. The distribution of the Shares by the Selling Shareholders is not subject to any underwriting agreement. The Shares offered by the Selling Shareholders may be sold from time to time at designated prices that may be changed, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. In addition, the Selling Shareholders may sell the Shares through customary brokerage channels, either through broker-dealers acting as agents or principals. The Selling Shareholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions, commissions, or fees from the Selling Shareholders and/or purchasers of the Shares for whom such broker-dealers may act as agent, or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). Any broker-dealers that participate with the Selling Shareholders in the distribution of Shares may be deemed to be underwriters and any commissions received by them and any profit on the resale of Shares positioned by them might be deemed to be underwriting discounts and commissions within the meaning of the Securities Act of 1933, in connection with such sales.

     As of the close of trading on June 13, 1997, the closing sale price of the Common Stock as quoted on the Nasdaq SmallCap Stock Market system was $4.50 per share. Total expenses of the offering are estimated to be $13,700, all of which will be paid by the Company.

     SEE "RISK FACTORS" COMMENCING ON PAGE 3 FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK.

                            ____________________

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
        THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
      COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
          ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                The date of this Prospectus is June __, 1997.

                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments, exhibits, schedules and supplements thereto, the "Registration Statement") on Form S-3 under the Securities Act for registration of the shares of Common
Stock offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement. Statements contained in this Prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and where such contract or other document is an exhibit to the Registration Statement, each such statement is qualified in all respects by the provisions of such exhibit, to which reference is hereby made.

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information, and a copy of the Registration Statement can be copied and inspected at the public reference facilities of the Commission at 450 Fifth Street, Washington, D.C. 20549, and at the Commission's regional offices at the 75 Park Place, New York, New York 10278, and 219 South Dearborn Street, Chicago, Illinois 60604. Copies of all or any portion of the Registration Statement may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company files certain of its materials with the Commission electronically. The Commission maintains a World Wide Web site (www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically.

     The Company intends to furnish its Shareholders with Annual Reports containing audited financial statements for each fiscal year.

                     DOCUMENTS INCORPORATED BY REFERENCE

     The Company will furnish without charge to each person, including any beneficial owner to whom this Prospectus is delivered, upon the request of such person, a copy of any or all of the documents referred to below, other than exhibits to such documents. All requests for copies of such documents should be directed in writing to Vernon W. Settle, Vice President, QualMark Corporation, 1329 W. 121st Avenue, Denver, Colorado 80234.

     The following documents filed by the Company with the Commission are incorporated herein by reference:

         1) Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996.

         2)   Proxy Statement for May 8, 1997 Annual Meeting of Shareholders.

         3) Quarterly Report on Form 10-QSB for fiscal quarter ended March 31, 1997.

         4) A description of the Common Stock contained in the Company's Registration Statement No. 333-1454-D on Form SB-2 dated April 8, 1996.

     All documents filed subsequent to the date of this Prospectus by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering of the Shares shall be deemed to be incorporated herein by reference from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                RISK FACTORS

     IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING THE COMPANY AND ITS BUSINESS BEFORE PURCHASING THE SECURITIES OFFERED HEREBY.

     ACCUMULATED LOSSES; HISTORY OF OPERATING LOSSES. The Company was formed in July 1991 and had accumulated losses totaling $2,469,000 as of December 31, 1996. The Company had an operating loss of $1,381,000 for the year ended December 31, 1996. It is anticipated that the Company's operations in the near term may result in quarterly losses. Additionally, there can be no assurance that the Company will be able to achieve and maintain profitable operations in the future. There can be no assurance that the Company will be profitable in the future or that funds provided by operations and presently available capital will be sufficient to fund the Company's ongoing operations in the future. If the Company has insufficient funds, there can be no assurance that additional financing can be obtained on acceptable terms, if at all. The absence of such financing would have a material adverse effect on the Company's business, including a possible reduction or cessation of operations.

     PATENT LITIGATION. The Company is a defendant in a patent infringement litigation with a competitor, Screening Systems, Inc. ("SSI"). The suit alleges that the Company's products infringe three United States patents owned by Hughes Electronics Company ("Hughes") and licensed to SSI. Because Hughes declined to join the action as a plaintiff, SSI joined Hughes as a defendant in the suit. The Company has been aware of the patents in question since the Company commenced its operations and, with advice from patent counsel, designed its vibration system, components of which are also patented, so as not to infringe the patents. The Company's vibration system has been used continuously in its products since 1991. The Company has raised several defenses, including that one or more of the patent claims are invalid or unenforceable. No assurance can be given that the Company will be successful in its defense. With limited exception, the parties have completed discovery. In March and April 1997 the Court held "MARKMAN hearing" to determine the scope and meaning of the relevant claims and terms of the patents-in-suit. The Court has not set a trial date and the Company understands that no trial date will be set until after the Court has resolved the issues raised in the MARKMAN hearing and ruled on any subsequent summary judgment motions. There can be no assurance that the Company will reach a successful resolution of this matter. The suit may have a material adverse effect on the business and financial condition of the Company in terms of legal fees and costs for defending the claims, the possibility of a significant award of damages, and the loss of management time needed to deal with the suit.

     PROPRIETARY PROTECTION. The Company currently holds United States and foreign patents covering certain features of its system and has applied for certain additional patents. The Company also intends to seek patent protection in the future for certain aspects of any new systems which may be developed. However, no assurance can be given that the patents currently held or that new patents, if issued, will be valid or will provide any significant competitive advantage to the Company. Further, if it were determined that another product infringed on the Company's patents, there can be no assurance that the Company would be financially capable of enforcing its patents. Although the Company is not aware of any infringement of patents or intellectual property held by third parties, there can be no assurance that the Company is not infringing on the intellectual property rights of others.

     COMPETITION. The electronic product test/screening industry is highly competitive. The Company's primary competitors in the market segment for multi-axis vibration tables combined with thermal stress systems are believed to be Screening Systems, Inc. and Hanse Environmental, Inc. The Company is currently involved in patent litigation with Screening Systems, Inc. See "Risk Factors - Patent Litigation". Competing products and services also include traditional environmental stress screening equipment, electro-dynamic vibration systems and thermal chambers, and laboratory services. Many of the foregoing products and services provide design and process screening at a price which may be lower than the cost of the Company's products. The traditional equipment marketed by these manufacturers is well-accepted in the market, since the equipment supports traditional "pass-fail" specification test protocols that have been in use for several decades. The Company's technology supports new accelerated test protocols relating to improving product design and manufacturing processes rather than the "pass-fail" test processes. As such, the Company is attempting to create a new market segment and expects to allocate considerable resources to convincing prospective customers to adopt accelerated test protocols in addition to, or in replacement of, traditional methods. There can be no assurance that the Company will be successful in this regard. Further, many of the companies with which the Company competes have substantially greater financial and other resources.

     DEPENDENCE ON SIGNIFICANT CUSTOMERS; SEASONALITY; FLUCTUATION IN QUARTERLY REVENUES; CAPITAL SPENDING CYCLES. The Company derives revenue primarily from system sales and secondarily from test center services. The Company's average system order is in excess of $100,000 and the selling cycle is typically between two and four months. As a result, the Company's quarterly revenues can be materially dependent on a relatively limited number of individually significant orders. In each of 1995 and 1996 the Company had one or more customers who each accounted for more than 10% of the Company's equipment sale revenues. Because the average system price is in excess of $100,000, most of the Company's customers treat the purchase of the Company's systems as a capital purchase. This historically has resulted in higher sales in the second and fourth quarters of the calendar year, as customers delay purchasing capital equipment until funds for the purchase have been built into a particular customer's annual capital budget. A limited number of large orders may continue to account for a significant portion of the Company's revenues and as such, the Company's quarterly revenues and results of operations may continue to be materially affected by the receipt or loss of any such orders and by the timing of shipments and deliveries.
Furthermore, overall capital spending cycles will likely impact the Company's revenue growth. Accordingly, the Company's future operating results are likely to be subject to significant variability from quarter to quarter and could be adversely affected in any particular quarter. Due to the foregoing factors, it is possible that the Company's operating results may from time to time be below the expectations of public market analysts and investors. In such event, the price of the Company's securities could be adversely affected.

     NEW TEST FACILITIES. The Company's plans call for opening additional test facilities which will require the Company to add equipment and personnel, enter into long-term leases and otherwise incur significant fixed costs associated with operating these test centers. There can be no assurance that demand for the Company's testing services will be adequate to sustain the operations of new test facilities. Additionally, the opening of new test facilities is dependent upon the Company's ability to find highly-qualified engineering personnel.

     DEPENDENCE ON KEY PERSONNEL. The Company's operations are materially dependent upon the services of W. Preston Wilson, President and Chief Executive Officer of the Company, and the loss of the services of Mr. Wilson would materially and adversely affect the Company's business. The Company has an employment agreement with Mr. Wilson, which prohibits Mr. Wilson from competing with the Company for a period of two years following his voluntary or involuntary termination from the Company. The Company has purchased key man life insurance on Mr. Wilson in the amount of $1,000,000. There can be no assurance that the Company will retain the members of its current management or that it will successfully attract and retain qualified management and sales personnel in the future.

     PRODUCT LIABILITY RISKS. The Company's systems consist of high performance thermal chambers and vibration apparatus, which if misused could cause injury. To minimize the risk of injury, the Company has designed its systems with several redundant safety features. The Company is not aware of any injury caused by its systems, and the Company has not experienced any claims for product liability to date. There can be no assurance, however, that such claims will not be made in the future. The Company maintains product liability insurance in the aggregate amount of $2,000,000 per year and has additional insurance in the amount of $1,000,000 for liability in excess of its initial $2,000,000 of coverage. A successful claim against the Company in excess of such coverage could have a material adverse effect on the Company. Further, such insurance is expensive and may not be available in the future on acceptable terms, if at all.

     NEED FOR CONTINUED PRODUCT DEVELOPMENT. Because of the nature of the Company's products and services, there is the need to work to improve existing products and to develop new products. As a result, the Company is dependent upon the acquisition and retention of key technical personnel, who may be difficult to recruit and who may command high salaries. The Company currently has a development program in process to make significant additions to the system's control software. There is no assurance that this or any other development program will be successful.

     LIMITED DATA ON RELIABILITY OF PRODUCTS. To date the Company's systems have, for the most part, performed adequately without significant maintenance requirements. However, because the number of systems that have been installed for over three years is relatively limited, data on long term maintenance requirements and performance of the Company's products is limited. If future maintenance requirements are significantly greater than those experienced to date, customers may be reluctant to place future orders and the Company s finances could be adversely affected.

     DEPENDENCE ON SUPPLIERS. The Company's manufacturing activities to date have been limited to assembling components provided by outside vendors. Interruptions in supply of such components could have a material adverse effect on the Company's ability to supply its products to customers until a new source is available and, as a result, could have a material adverse effect on the Company's business, financial condition and results of operations. Because the components of the Company's products are manufactured by outside vendors, the Company's ability to control the quality of its products is somewhat limited. Although the Company has attempted to contract only with reliable suppliers, there is no assurance that it will continue to be successful in this regard.

     AUTHORIZATION OF PREFERRED STOCK. The Company's Articles of Incorporation authorize the issuance of up to 2,000,000 shares of Preferred Stock with such rights and preferences as may be determined from time to time by the Board of Directors ("Preferred Stock"). Accordingly, under the Articles of Incorporation the Board of Directors may, without shareholder approval, issue Preferred Stock with dividend, liquidation, conversion, voting, redemption or other rights which could adversely affect the voting power or other rights of the holders of Common Stock. The issuance of any shares of Preferred Stock having rights superior to those of the Common Stock, may result in a decrease of the value or market price of the Common Stock and could be used by the Board of Directors as a device to prevent a change in control of the Company. Holders of Preferred Stock may have the right to receive dividends, certain preferences in liquidation and conversion rights. The Company has no plans to issue shares of Preferred Stock.

     LIMITATIONS ON DIRECTOR LIABILITY. The Company's Articles of Incorporation provide, as permitted by governing Colorado law, that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, with certain exceptions. These provisions may discourage shareholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by shareholders on behalf of the Company against a director. In addition, the Company's Bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Colorado law.

     RISKS ASSOCIATED WITH FORWARD-LOOKING STATEMENTS. This Registration Statement contains certain forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 and the Company intends that such forward-looking statements be subject to the safe harbors for such statements under such sections. The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on numerous assumptions, including, but not limited to, the assumption that the SSI litigation will be resolved in a manner that does not adversely impact the ability of the Company to manufacture its products, that as the Company's revenue base expands quarterly results of operations will become more consistent, that the Company will be able to continue to find and retain qualified personnel for its manufacturing and existing and anticipated test center operations, and that demand for the Company's products and services will continue to grow.

The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company's control. Accordingly, although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by the forward-looking statements, including, but not limited to, the risk of an unfavorable outcome in the SSI litigation, variability in order flow and operating results, the ability of the Company to find and retain qualified personnel to staff its manufacturing and marketing operations and existing and anticipated test centers, and the risk that the demand for the Company's systems will not continue to grow.

     NO DIVIDENDS. The Company has not paid any dividends on its Common Stock and does not intent to pay dividends in the foreseeable future.

     THINLY TRADED STOCK AND VOLATILITY OF STOCK PRICE. The Company's Common Stock is thinly traded and is subject to significant price volatility. Between the Company's April 1996 initial public offering and December 31, 1996, the Company's Common Stock closing prices ranged from a high of $5.88 to a low of $2.88.

     NASDAQ LISTING; "PENNY STOCK" RULES. Although the Common Stock is listed on the Nasdaq SmallCap Market, there can be no assurance that such listing will be maintained. If the Company's Common Stock is delisted for failure to meet the Nasdaq listing maintenance requirements, the Common Stock would be subject to the rules promulgated under the Securities Exchange Act of 1934 relating to "penny stocks" which apply to non-Nasdaq companies whose stock trades at less than $5 per share or whose tangible net worth is less than $2,000,000. These rules require brokers who sell securities subject to such rules to persons other than established customers and "accredited investors" to complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning the risks of trading in the security. These rules may restrict the ability of brokers to sell the Company's Common Stock and may affect the ability of purchasers in this offering to sell such Common Stock in the secondary market.

                              USE OF PROCEEDS

     The Company will not receive any part of the proceeds from the sale of the Shares. All net proceeds of sale will go to the Selling Shareholders.

                            SELLING SHAREHOLDERS

     The following tables set forth certain information with respect to the Common Stock owned by each Selling Shareholder as of June 10, 1997, and as adjusted to give effect to the sale of such securities. The Shares are being registered to permit public secondary trading of such securities, and the Selling Shareholders may offer such securities for resale from time to time. See "Plan of Distribution".

     The Shares of Common Stock being offered by the Selling Shareholders fall into two categories: (i) 150,000 Shares acquired from the Company in various private transactions in reliance on Section 4(2) of the Securities Act and Regulation D promulgated thereunder as the basis for an exemption from registration; and (ii) 254,182 Shares that may be purchased by the Selling Shareholders upon exercise of warrants ("Warrants") held by such persons to purchase Common Stock. In connection with such private transactions, the Company agreed to register all such shares of Common Stock and the shares of Common Stock issuable upon exercise of the Warrants.
Except as set forth below, none of such Selling Shareholders has had a material relationship with the Company within the past three years other than as a result of ownership of the securities of the Company. The Shares may be offered from time to time by the Selling Shareholders named below or their nominees, and this Prospectus may be required to be delivered by persons who may be deemed to be underwriters in connection with the offer or sale of such securities. See "Plan of Distribution". In accordance with the rules of the Commission, the columns "Common Stock Owned After Offering" show the amount of securities owned by Selling Shareholders after the offering. The numbers in such columns assume all Shares registered and offered by this Prospectus, shown in the column "Common Stock Offered" are sold by the Selling Shareholders. However, the Selling Shareholders are not required to sell any of the Shares offered, and the Selling Shareholders may sell as many or as few Shares as they choose. See "Plan of Distribution".

                                              COMMON STOCK                                    COMMON STOCK
                                       OWNED PRIOR TO OFFERING(1)                         OWNED AFTER OFFERING
NAME OF                                --------------------------     COMMON STOCK     --------------------------
SELLING SHAREHOLDERS                     AMOUNT        PERCENT(2)      OFFERED(1)      AMOUNT(3)    PERCENT(2)(4)
--------------------                   ----------      ----------     ------------     ---------    -------------
Wolf Capital Partners Co., LLP             63,595         1.9%             5,001          58,594          1.6%

Roser Partnership II, Ltd.                322,635         9.5%            47,756         274,879          7.6%

George S. Slocum                           15,417          --                501          14,916           --

Gary C. Klein                              18,760          --              3,780          14,980           --

Theresa M. Jordan                           2,501          --              2,501               0           --

Edmar T. Fink                                 951          --                951               0           --

Clare Fink                                  3,300          --              3,300               0           --

Summit Capital Appreciation Fund, LP       10,001          --             10,001               0           --

Craig C. Avery                              2,501          --              2,501               0           --

Jeffrey Howe                                2,501          --              2,501               0           --

Thomas J. Smith and
Ginny A. Smith JTWROS                       2,501          --              2,501               0           --

Craig Forsman                               5,001          --              5,001               0           --

Charles Stromgren and
Linda Stromgren JTWROS                      5,001          --              5,001               0           --

Gregg K. Hobbs(5)                         658,935        19.1%            72,000         586,935         16.2%

CVM Equity Fund IV, Ltd.                  244,747         7.2%            51,020         193,727          5.3%

Boulder Ventures, L.P.(6)                  29,696          --             29,696               0           --

E. Jeffrey Peierls                         52,346         1.5%            10,000          42,346          1.2%

Brian Eliot Peierls                        41,000         1.2%            10,000          31,000           --

Ethel Peierls Estate                       50,546         1.5%             8,000          42,546          1.2%

Summit Investment Corporation(7)           28,554          --             28,554               0           --

G. James Spinner                           30,000          --             30,000               0           --

Robert H. Paymar                           30,000          --             30,000               0           --

Thomas P. Niemiec                           7,050          --              7,050               0           --

Neal E. Doty                               33,042          --             33,042               0           --

                                              COMMON STOCK                                    COMMON STOCK
                                       OWNED PRIOR TO OFFERING(1)                         OWNED AFTER OFFERING
NAME OF                                --------------------------     COMMON STOCK     --------------------------
SELLING SHAREHOLDERS                     AMOUNT        PERCENT(2)      OFFERED(1)      AMOUNT(3)    PERCENT(2)(4)
--------------------                   ----------      ----------     ------------     ---------    -------------
Joseph P. Sullivan                          3,524          --              3,524               0           --

All Selling Shareholders as a Group     1,664,105        45.8%           404,182       1,259,923         34.7%

-------------------
(1) Includes the following Shares which may be purchased by Selling Shareholders upon exercise of Warrants: Wolf Capital Partners Co.,
     LLP - 5,001; Roser Partnership II, Ltd. - 10,001; George S. Slocum - 501; Gary C. Klein - 251; Theresa M. Jordan - 2,501; Edmar T. Fink - 951; Clare Fink - 3,300; Summit Capital Appreciation Fund, LP - 10,001; Craig C. Avery - 2,501; Jeffrey Howe - 2,501; Thomas J. Smith and Ginny A. Smith - 2,501; Craig Forsman - 5,001; Charles Stromgren and Linda Stromgren - 5,001; Gregg K. Hobbs - 72,000; Summit Investment Corporation - 28,554;
     G. James Spinner - 30,000; Robert H. Paymar - 30,000; Thomas P. Niemiec - 7,050; Neal E. Doty - 33,042; Joseph P. Sullivan - 3,524.

(2) No percent of class is shown for holders of less than 1%. Percentage computations are based on 3,379,984 shares of Common Stock outstanding as of June 10, 1997.

(3) Assumes sale of all Common Stock offered hereby. See "Plan of Distribution".

(4) Assumes issuance of 254,182 shares of Common Stock issuable upon exercise of shares of Common Stock underlying the Warrants registered hereby, and is therefore based on 3,634,166 shares of Common Stock outstanding. No percent of class is shown for holders of less than 1%.

(5) Dr. Hobbs was a director of the Company from 1991 to 1996. Dr. Hobbs was President of the Company from 1991 to 1993, and Chief Technical Officer from 1993 to 1995.

(6) Kyle Lefkoff, a general partner of Boulder Ventures, L.P., was a director of the Company from 1994 to 1996.

(7) Summit Investment Corporation was the underwriter of the Company's April 1996 initial public offering.


                             PLAN OF DISTRIBUTION

     The distribution of the Shares by the Selling Shareholders is not subject to any underwriting agreement. The Shares offered by the Selling Shareholders may be sold from time to time at designated prices that may be changed, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. The Selling Shareholders are not required to sell any of the Shares offered, and the Selling Shareholders may sell as many or as few Shares as they choose. In addition, the Selling Shareholders may sell the Shares through customary brokerage channels, either through broker-dealers acting as agents or principals. The Selling Shareholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions, commissions, or fees from the Selling Shareholders and/or purchasers of the Shares for whom such broker-dealers may act as agent, or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). Any broker-dealers that participate with the Selling Shareholders in the distribution of Shares may be deemed to be underwriters and any commissions received by them and any profit on the resale of Shares positioned by them might be deemed to be underwriting discounts and commissions within the meaning of the Securities Act of 1933, in connection with such sales. The Company has entered into a Selling Agreement with holders of all of the Shares offered hereby, which contains the Company's agreement to indemnify the Selling Shareholders for losses or damages, including losses or damages under the Securities Act, to which the Selling Shareholders may become subject arising out of or based upon untrue statements of fact contained in the registration statement of which this Prospectus is a part.

                              INDEMNIFICATION

     The Colorado Business Corporation Act (the "Colorado Act") permits the Company to indemnify an officer or director who was or is a party or is threatened to be made a party to any proceeding because of his or her position, if: (i) the officer or director acted in good faith; (ii) the person reasonably believed, in the case of conduct in an official capacity with the Company, that his or her conduct was in the best interests of the Company, or in all other cases, that his or her conduct was at least not opposed to the Company's best interests; and, (iii) in the case of a criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. If the officer or director is successful on the merits in such a proceeding, the Colorado Act requires the Company to indemnify the officer or director against all expenses, including attorneys' fees incurred in connection with any such proceeding. The Colorado Act authorizes the Company to advance expenses incurred in defending any such proceeding under certain circumstances. Article XII of the Company's Articles of Incorporation provide that the Company shall indemnify its officers and directors to the fullest extent permitted by the Colorado Act.

     The Colorado Act permits the Company to limit the personal liability of its directors for monetary damages for breaches of fiduciary duty as a director, except for breaches that involve the director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts involving unlawful dividends or stock redemptions or transactions from which the director derived an improper personal benefit. Article XIII of the Company's Articles of Incorporation includes such a provision which limits the personal monetary liability of its directors.

     Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                  EXPERTS

     The financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given upon the authority of said firm as experts in auditing and accountng.

                               LEGAL OPINION

     The legality of the Common Stock offered will be passed upon for the Company by Chrisman, Bynum & Johnson, P.C., 1900 Fifteenth Street, Boulder, CO 80302.

                       ______________________________

No person has been authorized to give any information or make any representations other than those contained in this Prospectus in connection with the sale or offering of any Shares of Common Stock covered by this Prospectus, and if given or made, such other information or representations must not be relied upon as having been authorized by QualMark Corporation or the Selling Shareholders. This Prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of an offer to buy, in any jurisdiction to any person to whom it is not lawful to make such offer or solicitation in such jurisdiction. Under no circumstances should the delivery of this Prospectus or the sale or offering of any Shares of Common Stock covered by this Prospectus create any implication that there has been no change in the business or operations of QualMark Corporation since the date of this Prospectus.

                       ______________________________





                             TABLE OF CONTENTS


                                                               PAGE
                                                               ----

Available Information.....................................       2
Documents Incorporated by Reference.......................       2
Risk Factors..............................................       3
Use of Proceeds...........................................       6
Selling Shareholders .....................................       6
Plan of Distribution .....................................       8
Indemnification ..........................................       8
Experts...................................................       9
Legal Opinion ............................................       9





                                404,182 Shares





                             QUALMARK CORPORATION


                         Common Stock (No Par Value)




                                 PROSPECTUS




                       ______________________________

                                   [LOGO]
                       ______________________________




                               June ____, 1997

                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses in connection with the issuance and distribution of the securities being registered, other than brokerage discounts, fees or commissions, are:

Commission Registration Fee                                $551.16
Accounting Fees and Expenses                                 3,000
Legal Fees and Expenses                                     10,000
Miscellaneous Expenses                                      148.54
                                                           -------
Total                                                      $13,700
                                                           -------
                                                           -------

     All expenses, except the registration fee, are estimated. The Company will pay all expenses in connection with this Offering.

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     The Colorado Business Corporation Act (the "Colorado Act") permits the Company to indemnify an officer or director who was or is a party or is threatened to be made a party to any proceeding because of his or her position, if: (i) the officer or director acted in good faith; (ii) the person reasonably believed, in the case of conduct in an official capacity with the Company, that his or her conduct was in the best interests of the Company, or in all other cases, that his or her conduct was at least not opposed to the Company's best interests; and, (iii) in the case of a criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. If the officer or director is successful on the merits in such a proceeding, the Colorado Act requires the Company to indemnify the officer or director against all expenses, including attorneys' fees incurred in connection with any such proceeding. The Colorado Act authorizes the Company to advance expenses incurred in defending any such proceeding under certain circumstances. The Company's Articles of Incorporation provide that the Company shall indemnify its officers and directors to the fullest extent permitted by the Colorado Act.

     The Colorado Act permits the Company to limit the personal liability of its directors for monetary damages for breaches of fiduciary duty as a director, except for breaches that involve the director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts involving unlawful dividends or stock redemptions or transactions from which the director derived an improper personal benefit. The Company's Articles of Incorporation include such a provision which limits the personal monetary liability of its directors.

ITEM 16. EXHIBITS

EXHIBIT
NUMBER                       DESCRIPTION OF EXHIBIT
-------                      ----------------------
  1.1      Form of Selling Agreement.

  4.1      Form of Certificate for Shares of Common Stock.(1)

  4.6      Form of Warrant issued to holders of 10% secured promissory notes.(1)

  5.1      Opinion of Chrisman, Bynum & Johnson, P.C.

 23.1      Consent of Price Waterhouse LLP.

 23.2 Consent of Chrisman, Bynum & Johnson, P.C. (contained in the opinion filed as Exhibit 5.1).

 24.1      Power of attorney (included in signature page of original filing).

-------------------
(1) Incorporated by reference from the Company's Registration Statement No. 333-1454-D on Form SB-2 dated April 8, 1996.

ITEM 17. UNDERTAKINGS

     (1)  The undersigned Registrant hereby undertakes:

          A. To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in Paragraph (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         B. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 11th day of June, 1997.

                                            QUALMARK CORPORATION


                                            By: /s/ W. Preston Wilson
                                               --------------------------------
                                               W. Preston Wilson, President


                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints W. Preston Wilson, Vernon W. Settle, or either of them, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE               TITLE                               DATE
---------               -----                               ----
/s/ W. Preston Wilson
---------------------   President, Chief Executive          June 11, 1997
W. Preston Wilson       Officer and Director
                        (Principal Executive Officer)

/s/ Vernon W. Settle
---------------------   Vice President of Finance and       June 11, 1997
Vernon W. Settle        Administration (Principal
                        Financial and Accounting Officer)
/s/ H. Robert Gill
---------------------   Chairman of the Board
H. Robert Gill          and Director                        June 11, 1997

/s/ Charles A. French
---------------------   Director                            June 12, 1997
Charles A. French

/s/ Philip A. Gordon
---------------------   Director                            June 13, 1997
Philip A. Gordon


---------------------   Director                            June ____, 1997
William B. Phillips

                                EXHIBIT INDEX

EXHIBIT
NUMBER                       DESCRIPTION OF EXHIBIT                        PAGE
-------                      ----------------------                        ----

  1.1    Form of Selling Agreement.

  4.1    Form of Certificate for Shares of Common Stock.(1)

  4.6 Form of Warrant issued to holders of 10% secured promissory notes.(1)

  5.1    Opinion of Chrisman, Bynum & Johnson, P.C.

 23.1    Consent of Price Waterhouse LLP.

 23.2 Consent of Chrisman, Bynum & Johnson, P.C. (contained in the opinion filed as Exhibit 5.1).

 24.1    Power of attorney (included in signature page of original filing).

-------------------
(1) Incorporated by reference from the Company's Registration Statement No. 333-1454-D on Form SB-2 dated April 8, 1996.